                                                                EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         JUNGLE JIM'S PLAYLANDS, INC.


  Jungle Jim's Playlands, Inc. is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. The date on which its original Certificate of Incorporation was filed with the Secretary of State of Delaware is February 19, 1991. This Restated Certificate of Incorporation, which restates and amends the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 241, and 245 of the General Corporation Law of the State of Delaware. The provisions of the original Certificate of Incorporation are hereby amended and restated so as to read, in their entirety, as follows:

                                       I

  The name of the corporation is Jungle Jim's Playlands, Inc.

                                      II

  The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      III

  The corporation is authorized to issue two classes of shares designated "Common Stock" and "Senior Cumulative Convertible Preferred Stock," respectively. The Senior Cumulative Convertible Preferred Stock shall hereinafter be referred to as "Preferred Stock." The number of shares of Common Stock authorized to be issued is 1,500,000 with par value of $.01 per share and the number of shares of Preferred Stock authorized to be issued is 750,000 with par value of $1.00 per share.

  The number of authorized shares of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote without regard to class.

  The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock and the Preferred Stock are set forth below in this
Article III.

  Subject to the rights of the holders of the Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock and, upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Common Stock.

         1. Definitions.  For purposes of this Article III the following
            -----------
definitions shall apply:

  "Affiliate" shall mean any Person which directly or indirectly controls, is
   ---------
controlled by, or is under common control with, the indicated Person.

  "Approved Plan" shall mean a plan approved by a majority of the Board which
   -------------
majority includes each of the directors nominated by the holders of Preferred Stock for the sale, grant, award or issuance to management, directors or employees of, or consultants to, the Company of shares of Common Stock or options to purchase such shares pursuant to which plan any such sale, grant, award or issuance must be approved by the Board or a committee of the Board prior to such sale, grant, award or issuance.

  "Board" shall mean the Board of Directors of the Company.
   -----

  "Commitment Date" shall mean the date immediately prior to the date of
   ---------------
original issuance of the Preferred Stock.

  "Company" shall mean this corporation.
   -------

  "Common Stock" shall mean the Common Stock of the Company.
   ------------

  "Conversion Price" shall mean the initial Conversion Price per share of $7.07,
   ----------------
as adjusted from time to time as provided by Section 6 of this Article III.

  "Conversion Stock" shall mean the unissued Common Stock into which the
   ----------------
Preferred Stock is convertible and the Common Stock issued upon such conversion.

  "Dividend Payment Date" shall have the meaning assigned to it in Section 2 of
   ---------------------
this Article III.

  "Equity Security" shall mean any stock or similar security, including without
   ---------------
limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

"Event of Noncompliance" shall have the meaning assigned to it in Section 10 of
 ----------------------
this Article III.

  "Initial Public Offering" shall mean the closing of the first underwritten
   -----------------------
public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company at the public offering price equals or exceeds $10 million and the public offering price equals or exceeds $21.21 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock subsequent to the Commitment Date).

  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien
   ----
or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the uniform commercial code of any jurisdiction and including any lien or charge arising by statute or other law.

"Majority of the Preferred Stock" shall mean more than 50% of the outstanding
 -------------------------------
shares of Preferred Stock.

  "Majority of the Redeemed Shares" shall mean more than 50% of the shares of
   -------------------------------
Preferred Stock to be redeemed pursuant to Section 4(a) or 4(b) of this Article III.

  "New Securities" shall mean any Equity Securities of the Company, provided,
   --------------
however, that "New Securities" does not include: (i) the Common Stock issued or issuable on conversion of the Preferred Stock; (ii) stock issued pursuant to any rights or agreements including without limitation any security convertible or exchangeable, with or without consideration, into or for any stock, options and warrants, provided that the rights of first refusal established by Section 9 of this Article III applied with respect to the initial sale or grant by the Company of such rights or agreements; (iii) any Equity Security that is issued by the Company as part of any public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation; and (vi) shares of Common Stock issued prior to the issuance of the Preferred Stock or pursuant to Approved Plans.

  "Person" shall include all natural persons, corporations business trusts,
   ------
associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

"Preferred Stock" shall mean the Senior Cumulative Convertible Preferred Stock
 ---------------
of the Company.

  "Purchase Agreement" shall mean the Preferred Stock Purchase Agreement between
   ------------------
the Company and Centre Capital Investors L.P. relating to the purchase of the Preferred Stock, including all schedules and exhibits thereto, as such Purchase Agreement may be from time to time amended, modified or supplemented.

  "Redemption Date" shall mean the date on which shares of Preferred Stock are
   ---------------
redeemed pursuant to Section 4(a) or Section 4(b) of this Article III.

  "Redemption Price" shall have the meaning specified in Section 4(c) of Article
   ----------------
III.

  "Significant Subsidiary" shall mean any subsidiary which would constitute a
   ----------------------
significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission as in effect and interpreted by said Commission on the Commitment Date.

  "Subsidiary" shall mean any corporation, partnership, joint venture,
   ----------
association or other business entity at least fifty percent (50%) of the outstanding voting stock or voting interest of which is at the time owned directly or indirectly by the Company or by one or more of such subsidiary entities, or both.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         2.  Dividends.
              ---------

(a)  Right to Dividends.  The holders of the then outstanding Preferred Stock
     ------------------
     shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $.6363 per share payable quarterly in cash on the first day of April, July, October and January of each year commencing July 1, 1991 (each a "Dividend Payment Date"). Dividends on the Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in Section 2(b) of this Article III, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

(b)  Priority.  Unless full dividends on the Preferred Stock for all past
     --------
     dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (1) no dividend whatsoever other than a dividend payable solely in Common Stock shall be paid or declared, and no distribution shall be made, on any Common Stock, and (2) no shares of Common Stock shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Company or any Subsidiary. In addition, no dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted.

    3.  Liquidation Rights of Preferred.
        -------------------------------

(a)  Preference.  In the event of any liquidation, dissolution or winding up of
     ----------
     the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $7.07 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding up, and no more (such amount is hereinafter referred to as the "Liquidation Amount"). If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Company shall be distributed ratably to the holders of the Preferred Stock on the basis of the number of shares of Preferred Stock held.

(b)  Remaining Assets.  If the assets of the Company available for distribution
     ----------------
     to the Company's stockholders exceed the aggregate amount payable to the holders of the Preferred Stock pursuant to Section 3(a) hereof, then after the payments required by Section 3(a) shall have been made or irrevocably set apart, such assets shall be distributed equally among the holders of Common Stock on a per share basis.

(c)  Reorganization.  A consolidation or merger of the Company with or into any
     --------------
     other corporation or corporations or sale, lease or transfer of all or substantially all of the assets of the Company or its Subsidiaries in one or more transactions shall be deemed a liquidation, dissolution, or winding up of the Company as those terms are used in this Section 3 except for any such transaction with a wholly-owned Subsidiary of the Company.

         4.  Redemptions.
             -----------

(a)  Stockholder Optional Redemption.  At any time and from time to time on or
     -------------------------------
     after the fifth anniversary of the Commitment Date, the holder or holders of shares of Preferred Stock then outstanding may require the Company to redeem all or any portion of the outstanding shares of such Preferred Stock held by such holder at the Redemption Price by delivery of written notice to the Company (the "Stockholder Notice"). The Company will give prompt written notice of such election to the other holders of Preferred Stock (but in any event within 10 days after the receipt by the Company of the Stockholder Notice), and each such other holder of such Preferred Stock will have until 25 days after the receipt by the Company of the Stockholder Notice to request redemption (by written notice given to the Company) of all or any portion of such Preferred Stock owned by such holder. Failure by the Company to send notice to the other holders of Preferred Stock shall not relieve the Company of its obligation to redeem shares of Preferred Stock specified in the Stockholder Notice. Upon receipt of such election(s), the Company will be obligated to redeem the number of shares of Preferred Stock specified therein at the Redemption Price within 40 days after the receipt by the Company of the Stockholder Notice (or such longer period as may be reasonably necessary to determine the Redemption Price pursuant to the provisions of Section 4(c)). In the event the Company does not have funds legally available to purchase all of the shares of Preferred Stock which the holders thereof have requested the Company to purchase under this Section 4(a), the Company shall purchase the maximum number of shares of Preferred Stock which it may purchase with the funds it has legally available pro rata from the holders of Preferred Stock who have requested redemption (based on the number of shares of Preferred Stock held by each such holder) and shall purchase the remainder of such Preferred Stock as soon as it has funds legally available to do so.

  The Company will notify each holder of Preferred Stock who has elected to redeem shares of Preferred Stock pursuant to the provisions of this Section 4(a) of the Redemption Date with respect to such shares and each such holder shall surrender the certificate or certificates representing such shares to the Company on or before such date. Thereupon, the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(b)  Scheduled Redemption.  Commencing on March 14, 1998 and on the 14th day of
     --------------------
     March of each year thereafter (or such later date as may be reasonably necessary to determine the Redemption Price pursuant to the provisions of
     Section 4(c)) (each such date being referred to as a "scheduled redemption date"), so long as any shares of Preferred Stock shall be outstanding and to the extent the Company shall have funds legally available for such payment, the Company shall redeem the lesser of (i) the number of shares of Preferred Stock outstanding on such scheduled redemption date and (ii) one-fourth of the largest number of shares of Preferred Stock outstanding at any time prior to the first scheduled redemption date. The shares to be redeemed shall be determined pro rata among the holders of shares of Preferred Stock.

  If the Company shall fail to discharge all or any part of any scheduled redemption obligation pursuant to this Section 4(b) because insufficient funds are legally available therefor, the entire amount legally available for the payment of such obligation shall be used to redeem the shares of the holders of the Preferred Stock ratably in proportion to the full number of shares which they would otherwise be entitled to have redeemed, and the balance of such scheduled redemption obligation shall be discharged as soon as the Company shall have funds legally available to permit such redemption, at which time the Board shall promptly fix a date for such redemption and so notify the holders of such shares in writing.

  The Company shall, not less than 30 days nor more than 60 days prior to a scheduled redemption date, mail written notice ("Redemption Notice"), postage prepaid, to each holder of shares of record of Preferred Stock to be redeemed at such holder's post office address last shown on the records of the Company. The Redemption Notice shall state:

  (i) The total number of shares of Preferred Stock which the Company intends to redeem;

  (ii) The number of shares of Preferred Stock held by the hodler which the Company intends to redeem;

  (iii) The Redemption Date and proposed Redemption Price;

  (iv) That the holder's right to convert the Preferred Stock to be redeemed will terminate on the Redemption Date; and

  (v) The time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Preferred Stock to be redeemed.

  On or before each scheduled redemption date, each holder of Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 6 of this Article III, shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c)  Price.  The redemption price of the Preferred Stock (the "Redemption
     -----
     Price") under Sections 4(a) or 4(b) of this Article III shall be an amount per share equal to the greater of (i) $7.07 plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the applicable date of redemption under Section 4(a) or 4(b) of this Article III and (ii) the Determined Value (as hereinafter defined).

  The "Determined Value" shall mean the accrued but unpaid dividends on the Preferred Stock through the redemption date plus the fair market value per share of Preferred Stock determined by mutual agreement of the Company and the holders of a Majority of the Redeemed Shares or, in the event the Company and holders of a Majority of the Redeemed Shares are unable to agree on a fair market value, the fair market value determined pursuant to the appraisal procedure set forth in the immediately succeeding paragraph (the "Appraised Value").

  In order to determine the Appraised Value of the Preferred Stock to be redeemed pursuant to the provision of this Section 4, the holders of a Majority of the Redeemed Shares and the Company shall mutually agree on an appraiser who shall determine a fair market value within 30 days which shall be binding on the Company and the holders of Preferred Stock to be redeemed for purposes of this Section 4. In the event the holders of a Majority of the Redeemed Shares and the Company are unable to mutually agree on a fair market value or on such appraiser within (i) 15 days after the time has elapsed for holders of Preferred Stock to request redemption (in the case of redemptions under Section 4(a) of this Article III) or (ii) 15 days after receipt by the Stockholders of the Redemption Notice (or 15 days after the last date on which the Redemption Notice could be sent under the provisions of Section 4(b) of this Article III in the event that the Redemption Notice is not so sent) (in the case of redemptions under Section 4(b) of this Article III), holders of a Majority of the Redeemed Shares and the Company shall each appoint one appraiser within 5 days thereafter which appraisers shall promptly appoint a third appraiser, which third appraiser shall independently, within 30 days of such third appraiser's appointment, determine a fair market value which shall be the Appraised Value. (If either a majority of such Holders or the Company fails to appoint an appraiser within 10 days after the first appraiser is appointed, then the appraiser who has been appointed shall be the sole appraiser and the fair market value determined by such appraiser shall be binding on the parties.) The Company shall bear the cost of all appraisers appointed pursuant to the foregoing provisions. All appraisers appointed pursuant to this Section 4 shall be qualified in valuing companies similar to the Company and shall be unaffiliated with either party. Any determination of the Appraised Value under this Section 4 shall be made without reduction resulting from the lack of liquidity of the Preferred Stock or the fact that the Preferred Stock to be redeemed may, at such time, represent a minority interest in the Company and shall exclude any accrued but unpaid dividends on the Preferred Stock so redeemed.

(d)  Dividends After Redemption Date.  No shares of Preferred Stock are entitled
     -------------------------------
     to any dividends accruing after the date on which the Redemption Price for such shares of Preferred Stock is paid. On such date all rights of the holder or holders of such shares of Preferred Stock will cease, and such shares will not be deemed to be outstanding.

     5.  Voting Rights.
         -------------

(a)  Preferred Stock.  Each holder of shares of Preferred Stock shall be
     ---------------
     entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Preferred Stock held by such holder could be converted, pursuant to the provisions of
     Section 6 of this Article III at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. This provision for determination of the number of votes to which each holder of Preferred Stock is entitled shall also apply in all cases in which the holders of shares of Preferred Stock have the right to vote separately as a class.

(b)  Common Stock.  Each holder of shares of Common Stock shall be entitled to
     ------------
     one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

      6.  Conversion.
          ----------

  The holders of Preferred Stock shall have the following conversion rights:

(a)  Right to Convert.  Each share of Preferred Stock shall be convertible, at
     ----------------
     the option of the holders thereof, at any time or from time to time and on or prior to the Redemption Date, into fully paid and nonassessable shares of Common Stock.

(b)  Conversion Price.  Each share of Preferred Stock shall be convertible into
     ----------------
     the number of shares of Common Stock which results from dividing $7.07 by the Conversion Price per share in effect at the time of conversion. The initial Conversion Price per share shall be $7.07. Such initial Conversion Price shall be subject to adjustment from time to time as provided below.

(c)  Mechanics of Conversion.  Each holder of Preferred Stock who desires to
     -----------------------
     convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Each holder of Preferred Stock who converts any shares of Preferred Stock shall be entitled to, and the Company shall promptly pay in cash, all unpaid dividends with respect to such converted shares of Preferred Stock. If the Company does not have funds legally available to pay all unpaid dividends with respect to such converted shares of Preferred Stock, the Company will pay such dividends for which it has funds legally available and shall pay the remainder of such dividends as soon as it has funds legally available to do so. In the event the Company delays payment of dividends on the Preferred Stock pursuant to the immediately preceding sentence, the Company shall, if requested by a holder of Preferred Stock, deliver evidence satisfactory to such holder of its obligation to pay such dividends. Each holder of Preferred Stock who converts shares of Preferred Stock pursuant to the provisions of this Section 6 may, in lieu of accepting cash for all or any portion of accrued and unpaid dividends, demand by written notice that the Company pay such dividends in shares of Common Stock whereupon the Company shall promptly issue the number of shares of Common Stock to such holder determined pursuant to the provisions of the immediately succeeding sentence. The number of shares of Common Stock to be issued upon such election shall be determined by dividing the amount of accrued and unpaid dividends which such holder desires to convert to Common Stock by the Conversion Price then in effect.

(d)  Adjustment for Stock Splits and Combinations.  If the Company at any time
     --------------------------------------------
     or from time to time after the Commitment Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)  Adjustment for Certain Dividends and Distributions.  If the Company at any
     --------------------------------------------------
     time or from time to time after the Commitment Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

(f)  Adjustments for Other Dividends and Distributions.  In the event the
     -------------------------------------------------
     Company at any time or from time to time after the Commitment Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Preferred Stock.

(g)  Adjustments for Reclassification, Exchange and Substitution.  In the event
     -----------------------------------------------------------
     that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this
     Section 6), then and in any such event each holder of Preferred Stock shall have the right thereafter to convert such Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(h)  Reorganizations, Mergers, Consolidations or Sales of Assets.  Subject to
     -----------------------------------------------------------
     Section 3 of this Article III, if at any time or from time to time after the Commitment Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

(i) Sale of Shares Below Conversion Price.
    -------------------------------------

(1) If at any time or from time to time after the Commitment Date, the Company issues or sells, or is deemed by the express provisions of this subsection
     (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the Effective Price.

(2)  For the purpose of making any adjustment required under this subsection
     (i), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the net amount of cash received by the Company after deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(3) For the purpose of the adjustment required under this subsection (i), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible or exchangeable, with or without consideration, into or for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities.

  If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

(4) For the purpose of the adjustment required under this subsection (i), if the Company issues or sells any rights or opt ions for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Snares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and
                            ----------------
     Convertible Securities referred to in this paragraph (4).

(5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Commitment Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of the Preferred Stock, (ii) shares of Common Stock issued to management, directors or employees of, or consultants to, the Company pursuant to Approved Plans and (iii) up to an aggregate of 250,000 shares of Common Stock issued to Susan R. Sandoloski, Stanley D. Rosenberg and David H. Pickus on or before March 14, 1991. For purposes of the definition of "Additional Shares of Common Stock", the sale or other disposition of any Common Stock of the Company after the Commitment Date theretofore held in its treasury shall be deemed to be in issuance thereof.

  The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this subsection (i), for such Additional Shares of Common Stock.

(j)  Accountants' Certificate of Adjustment.  In each case of an adjustment or
     --------------------------------------
     readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Company, at its expense, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

(k)  Notices of Record Date.  In the event of (i) any taking by the Company of
     ----------------------
     record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all of the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred Stock at least thirty (30) days prior to the record date specified therein (or such shorter period as may be agreed to by holders of a Majority of the Preferred Stock), a notice specifying
     (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up. Notwithstanding the foregoing, the record date for any quarterly dividends to be paid on the Preferred Stock shall be ten days prior to the Dividend Payment Date for such dividends.

(l)  Automatic Conversion.  Each share of Preferred Stock shall automatically be
     --------------------
     converted into shares of Common Stock based on the then effective Conversion Price immediately upon the closing of the Initial Public Offering, and the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company and its counsel to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Company shall promptly pay accrued and unpaid dividends on the shares of Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion. If the Company does not have funds legally available to pay all unpaid dividends with respect to such converted shares of Preferred Stock, the Company will pay such dividends for which it has funds legally available and shall pay the remainder of such dividends as soon as it has funds legally available to do so. In the event the Company delays payment of dividends on the Preferred Stock pursuant to the immediately preceding sentence, the Company shall, if requested by a holder of Preferred Stock, deliver evidence satisfactory to such holder of its obligation to pay such dividends. Each holder of Preferred Stock whose shares of Preferred Stock are converted pursuant to the provisions of this
     Section 6 may, in lieu of accepting cash for all or any portion of accrued and unpaid dividends, demand by written notice that the Company pay such dividends in shares of Common Stock whereupon the Company shall promptly issue the number of shares of Common Stock to such holder determined pursuant to the provisions of the immediately succeeding sentence. The number of shares of Common Stock to be issued upon such election shall be determined by dividing the amount of accrued and unpaid dividends which such holder desires to convert to Common Stock by the Conversion Price then in effect.

(m)  Fractional Shares.  No fractional shares of Common Stock shall be issued
     -----------------
     upon conversion of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the fair market value of such fractional share determined by the Board.

(n)  Reservation of Stock Issuable Upon Conversion.  The Company shall at all
     ---------------------------------------------
     times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(o)  Notices.  All notices and other communications required by the provisions
     -------
     of this Section 6 shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to each holder of record at the address of such holder appearing on the books of the Company. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

(p)  Payment of Taxes.  The Company will pay all taxes (other than taxes based
     ----------------
     upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

(q)  No Dilution or Impairment.  The Company shall not amend its Certificate of
     -------------------------
     Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

(r)  Rounding of Calculations; Minimum Adjustment.  All calculations under this
     --------------------------------------------
     Section 6 shall be made to the nearest one thousandth (1/1,000th) cent or to the nearest one thousandth (1/1,000th) of a share, as the case may be. Any provision of this Section 6 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.001, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.001 or more.

     7.  Restrictions and Limitations.
         ----------------------------

(a) So long as any shares of Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of a Majority of the Preferred Stock:

(1) Redeem, purchase or otherwise acquire for value, any share or shares of Preferred Stock otherwise than by redemption in accordance with Section 4 or Section 10 of this Article III;

(2) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Company or any Subsidiary;

(3) Authorize or issue, or obligate itself to issue, any other Equity Security senior to or on a parity with the Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

(4) Declare or pay any dividends on or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock), on account of the Common Stock or set apart any sum for any such purpose;

(5) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock;

(6) Enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate, be in conflict with, restrict or burden the rights of the holders of Preferred Stock hereunder or the Company's performance of the terms of its Certificate of Incorporation;

(7) Acquire any business (as determined in accordance with Rule 11-01(d) of Regulation S-X promulgated by the Securities and Exchange Commission as in effect and interpreted by said Commission on the Commitment Date) by purchase, lease, assignment or other transfer or conveyance of assets, property or securities or by merger, consolidation or form of business combination or otherwise, or enter into a joint venture or partnership with any other entity, or, unless the obligations of the Company under an agreement are expressly conditioned upon the requisite approval of the holders of a Majority of the Preferred Stock as provided for herein, make any agreement or become obligated to do so;

(8) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its Significant Subsidiaries, or any consolidation or merger involving the Company or any of its Significant Subsidiaries, or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Company or, unless the obligations of the Company under an agreement are expressly conditioned upon the requisite approval of the holders of a Majority of the Preferred Stock as provided for herein, make any agreement, or become obligated, to do so; or

(9) Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly-owned Subsidiary, any stock of such Subsidiary.

(b) So long as any shares of Preferred Stock remain outstanding, the Company shall not amend its Certificate of Incorporation or By-Laws without the approval, by vote or written consent, of the holders of a Majority of the Preferred Stock except that any amendment which changes the initial Conversion Price from $7.07 (exclusive of any amendment relating to any provision hereof providing for an adjustment to such initial Conversion Price) shall require the approval, by vote or written consent, of 80% of the Preferred Stock. Notwithstanding any provisions contained in the Company's Certificate of Incorporation, the provisions of this Section 7(b) may not be amended without the vote or written consent of the holders of 80% of the Preferred Stock.

(c) So long as any shares of Preferred Stock are outstanding, the Company shall not increase the number of outstanding shares of Preferred Stock by means of a stock dividend payable in shares of Preferred Stock or by a subdivision or splitup of the shares of Preferred Stock. Notwithstanding any provisions contained in the Company's Certificate of Incorporation, the provisions of this Section 7(c) may not be amended without the vote or written consent of the holders of a Majority of the Preferred Stock.

     8.  No Reissuance of Preferred Stock.
         --------------------------------

  No share or shares of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

     9.  Rights of First Refusal.
         -----------------------

(a) Each holder of Preferred Stock shall have the right of first refusal to purchase, pro rata, all (or any part) of New Securities that the Company may, from time to time, propose to sell and issue after the first date of issuance of the Preferred Stock. Each such holder's pro rata share of New Securities, for the purposes of this right of first refusal, is the ratio of the number of shares of Conversion Stock held by such holder at the time the New Securities are offered (treating the Preferred Stock as if it were fully converted) to the total number of Conversion Stock held by all holders thereof having a right of first refusal under this Section 9 (treating the Preferred Stock as if it were fully converted).

(b) If the Company proposes to undertake an issuance of New Securities, it shall give each holder of Preferred Stock having a right of first refusal under this Section 9 written notice of its intention, describing the type of New Securities, the price, and the general terms and conditions upon which the Company proposes to issue the same. Each such holder shall have 20 days from the giving of such notice to agree to purchase its pro rata share of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall give each holder of Preferred Stock having a right of first refusal under this Section 9 written notice on the date following such 20 day period as to any New Securities with respect to which holders of Preferred Stock have not exercised their right of first refusal. Each such holder shall have a right of over allotment such that if any holder of Preferred Stock having a right of first refusal under this Section 9 fails to exercise its rights hereunder to purchase its pro rata portion of the New Securities, the other holders may purchase the non-purchasing holder's portion on a pro rata basis, by agreeing in writing to purchase such New Securities within 10 days after the end of such first 20 day period.

(c) If the holders of Preferred Stock fail to exercise in full such right within such 30 days, the Company shall have 120 days thereafter to sell the New Securities in respect of which such holders' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the holders of Preferred Stock pursuant to Section 9(b) of this Article III. If the Company has not sold the New Securities within such 120 days, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the holders of Preferred Stock in the manner provided above.

(d) The rights of first refusal established by this Section 9 shall terminate upon the closing of, and shall not be applicable to, the Initial Public Offering.

(e) A holder of Preferred Stock shall not be entitled to exercise any right of first refusal pursuant to this Section 9 unless (i) such holder acquired shares of Preferred Stock from the Company upon the original issuance thereof, (ii) such holder is a partner in or an Affiliate of a Person who acquired shares of Preferred Stock from the Company upon the original issuance thereof, or (iii) if such holder did not acquire shares of Preferred Stock from the Company upon the original issuance thereof, such holder is an immediate or remote transferee of a Person who acquired shares of Preferred Stock from the Company upon the original issuance thereof and such holder holds, immediately after such transfer, a number of shares of Preferred Stock not less than the greater of (i) 50% of the number of shares of Preferred Stock purchased by such Person and (ii) 5% of the total shares of Preferred Stock sold under the Purchase Agreement.

      10.  Events of Noncompliance.
           -----------------------

  (a) Definition.  An Event of Noncompliance will be deemed to have occurred if:
      ----------

(i) the Company fails to pay, when payment shall be required pursuant hereto, the full amount of dividends accrued on the Preferred Stock;

 (ii) the Company fails to make any redemption payment with respect to the Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible;

(iii) the Company breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement;

 (iv) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing furnished by the Company or any Subsidiary to any holder of Preferred Stock, is false or misleading in any material respect on the date made or furnished;

  (v) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered into adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either
      (a) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

 (vi) a judgment in excess of $50,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

(vii) the Company or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $50,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $50,000 to become due prior to its stated maturity.

  (b) Consequences of Certain Events of Noncompliance.
      -----------------------------------------------

(i) If an Event of Noncompliance has occurred, the holder or holders of a Majority of the Preferred Stock then outstanding may demand (by written notice delivered to the Company) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Redemption Price determined pursuant to Section 4 hereof. The Company will give prompt written notice of such election to the other holders of Preferred Stock (but in any event within 10 days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to the Company within 15 days after receipt of the Company's notice. The Company will redeem all Preferred Stock as to which rights under this paragraph have been exercised within 30 days after receipt of the initial demand for redemption. The rights granted to the holders of Preferred Stock under this subparagraph
     (b)(i) are subject to revesting upon each occurrence of an Event of Noncompliance.

(ii) If Events of Noncompliance exist for an aggregate of 90 days (whether or not such days are successive), the Conversion Price of the Preferred Stock will be reduced immediately by 5% of the Conversion Price in effect immediately prior to such adjustment. Thereafter, the Conversion Price will be reduced automatically at the end of each succeeding period during which Events of Noncompliance have existed for an aggregate of 90 days (whether or not such days are successive but measured beginning from the date of the previous adjustment pursuant to this subparagraph (b)(ii)) by 5% of what the Conversion Price would have been immediately prior to any adjustment made pursuant to this subparagraph (b)(ii) (the "Original Conversion Price"); provided, however, that the Conversion Price shall not be reduced below a price equal to 50% of the Original Conversion Price. In no event will any Conversion Price adjustment be rescinded.

  For example, assume that the Conversion Price of the Preferred Stock is $1.00. If Events of Noncompliance are in existence for an aggregate of 90 days (whether or not such days are successive), the Conversion Price would be reduced immediately by 5% of $1.00, or $0.05, for a new Conversion Price of $0.95. If Events of Noncompliance exist for an additional 90 days (whether or not such days are successive), the existing Conversion Price would be reduced by 5% of what the Conversion Price would have been if there had been no previous adjustment pursuant to this subparagraph (i.e., $1.00), or $0.05, for a new Conversion Price of $0.90. Then assume that there is a two-for-one stock split, in which case the Conversion Price would be decreased pursuant to Section 6(d) of this Article III from $0.90 to $0.45 and assume that Events of Noncompliance exist for an additional 90 days. In this case, the Conversion Price would be reduced by 5% of what the Conversion Price would have been immediately prior to such adjustment if there had been no previous adjustments pursuant to this subparagraph (i.e., $0.50), or $0.025, for a new Conversion Price of $0.425.

  (iii) If any Event of Noncompliance exists, each holder of Preferred Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          11.  Waivers.  With the written consent of the holders of Preferred
               -------
Stock who would otherwise be required to amend a particular provision of this
Article III, the obligations of the Company and the rights of the holders of the Preferred Stock under such provision of this Article III may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, the Company shall promptly give written notice thereof to the holders of Preferred Stock who have not previously consented thereto in writing.

                                      IV

  The registered office of the corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                       V

  The corporation is to have perpetual existence.

                                      VI

  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt, alter or repeal the Bylaws of the corporation, except to the extent such power may be modified or divested by action of stockholders representing a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote thereon taken at any regular or special meeting o(Pounds) the stockholders and except as provided in Article III hereof.

                                      VII

  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law; provided, however, that the corporation shall
                                 --------  -------
be required to indemnify such person in connection with a proceeding initiated by such person only if such action, suit or proceeding is authorized by the board of directors of the corporation, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article IX. The right to indemnification under this Article IX shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware
--------  -------
requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise. The corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the corporation upon such terms as the board of directors deems appropriate. Any repeal or modification of any provision of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                 VIII

Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                      IX

  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                       X

  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangements and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                      XI

  If any provisions contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

                                      XII

  To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article XIV shall not adversely affect any right or protection of a director of the corporation with respect to any act or omission occurring prior to such repeal or modification.

  We, the undersigned, being a majority of the directors named in the original Certificate of Incorporation each hereby declare and certify that the Corporation has not received any payments for any of its stock and that this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 141 of the General Corporation Law of Delaware, and that there are no officers of the Corporation; and we, the undersigned each do hereby execute this Restated Certificate of Incorporation, each declaring and certifying under penalties of perjury that the facts herein stated are true, and we have accordingly hereunto set our hands this 8th day of March, 1991.


                                                  /s/ Lee R. Sandoloski
                                                  -----------------------
                                                  Lee R. Sandoloski


                                                  /s/ David H. Pickus
                                                  -----------------------
                                                  David H. Pickus

                           CERTIFICATE OF AMENDMENT
                                      TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 JEEPERS! INC.



  JEEPERS! INC. (formerly known as Jungle Jim's Playlands, Inc.), a Delaware corporation (the "Company"), hereby certifies as follows:

  FIRST: The Board of Directors of the Company duly adopted the following resolutions:

  WHEREAS, in connection with the proposed initial public offering of the Company, the Board of Directors finds it advisable to amend the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation") pursuant a Certificate of Amendment to the Restated Certificate of Incorporation (the "Amendment") so as to (i) change the par value of the common stock of the Company from $0.001511 per share to $0.01 per share; (ii) change the number of authorized shares of common stock of the Company from 70,000,000 to 30,000,000; and (iii) effect the Reverse Split (as defined below), such that the number of issued shares of common stock of the Company shall be reduced by a factor of ten;

  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors declares it advisable to amend its Restated Certificate of Incorporation as set forth in the Amendment and that the Amendment be, and hereby is, adopted and approved, with the effect that the first paragraph of Section 1 of Article III of the Restated Certificate of Incorporation shall read, in its entirety, as follows:

                                     III.

     Section 1.  Authorized Capital Stock
                 ------------------------

        The Company is authorized to issue 30,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 38,442,198 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which 961,377 shares shall be designated as "Series A Preferred Stock," 441,936 shares shall be designated as "Series B Preferred Stock," 11,077,508 shares shall be designated as "Series C Preferred Stock," 961,377 shares shall be designated as "Series D Preferred Stock" and 25,000,000 shares shall be designated as "Series F Preferred Stock."

(HERE ENDS THE TEXT OF THE AMENDED FIRST PARAGRAPH OF SECTION 1 OF ARTICLE III)

and it is further

  RESOLVED, that the Amendment shall have the further effect of adding the following paragraph as the final paragraph of Section 1 of Article III of the Restated Certificate of Incorporation:

            Every share of common stock, par value $0.001511 per share ("Old Common Stock"), issued and outstanding immediately prior to the filing of the Certificate of Amendment dated April 8, 1998, is automatically combined and changed (the "Reverse Split"), without any further act on the part of the Company or any stockholder thereof, into one-tenth (1/10) of a share of fully paid and nonassessable Common Stock; provided, however, that, if any stockholder has rights to receive a
          -----------------
          fraction of a share of Common Stock as a result of the Reverse Split, the Company will purchase such fractional shares at a purchase price of $16.00 per share, with the effect that no fractional shares of Common Stock shall be issued in connection with the Reverse Split.

    (HERE ENDS THE TEXT OF THE FINAL PARAGRAPH OF SECTION 1 OF ARTICLE III)

  SECOND: The Stockholders of the Company have duly adopted such resolutions by consent action effective as of April 8, 1998, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the By-laws of the Company.

  IN WITNESS WHEREOF, JEEPERS! INC. has caused this certificate to be signed by Nabil N. El-Hage, its President, and attested by Kenneth J. Sanginario, its Secretary, on the 8th day of April, 1998.

                                                JEEPERS! INC.

                                                By: /s/ Nabil N. El-Hage
                                                   ___________________________
                                                Nabil N. El-Hage
                                                President

ATTEST

 /s/ Kenneth J. Sanginario
____________________________
Kenneth J. Sanginario
Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 JEEPERS! INC.

     JEEPERS! INC. (formerly known as Jungle Jim's Playlands, Inc.), a Delaware corporation (the "Company"), hereby certifies as follows:

     FIRST: The Board of Directors of the Company duly adopted the following resolutions:

     RESOLVED, that the Board of Directors declares it advisable and in the best interest of the Company to amend the Restated Certificate of Incorporation as set forth in the Amendment and that the Amendment be, and hereby is, adopted and approved, with the effect that Section 1 of Article III of the Restated Certificate of Incorporation shall read, in its entirety, as follows:

                                           III.

     Section 1.  Authorized Capital Stock
                 ------------------------

        The Company is authorized to issue 30,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"); 38,442,198 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of which 961,377 shares shall be designated as "Series A Preferred Stock," 441,936 shares shall be designated as "Series B Preferred Stock," 11,077,508 shares shall be designated as "Series C Preferred Stock," 961,377 shares shall be designated as "Series D Preferred Stock" and 25,000,000 shares shall be designated as "Series F Preferred Stock;" and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share (the "Preference Stock").

        The number of authorized shares of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote without regard to class.

       The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock and the Preferred Stock are set forth below in this Article III and, with respect to the Preference Stock, shall be subject to the provisions of Section 11 of this Article III.

       Subject to the rights of the holders of the Preferred Stock and the Preference Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock and, upon liquidation, dissolution or winding up of the Company, to share ratably in the assets of the Company.

           (HERE ENDS THE TEXT OF AMENDED SECTION 1 OF ARTICLE III)

and it is further

  RESOLVED, that the Amendment shall have the further effect of replacing the text of Section 6(b) of Article III of the Restated Certificate of Incorporation, in its entirety, with the following text:

       Conversion Price.  The shares of each Series of Preferred Stock shall be
       ----------------
     convertible into the number of shares of Common Stock which results from dividing the (x) Liquidation Preference of the shares of such Series of Preferred Stock determined in accordance with Section 3(a) hereof as of the date of conversion by (y) the Conversion Price (as defined below) per share in effect at the time of conversion; provided, however, that in a case of
                                          --------  -------
     an automatic conversion of the Preferred Stock pursuant to subsection
     (l)(1) of this Section 6 in connection with a Qualified Public Offering as defined in clause (i) of the definition of such term in such subsection
     (l)(1), the Liquidation Preference shall be calculated to include accrued dividends only through and as of June 5, 1998, and not as of the date of conversion. Effective as of April 8, 1998, the "Conversion Price" per share for each share of Preferred Stock shall be (i) $10.00 in the case of shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock or, in the case of the portion of the Liquidation Preference of such shares consisting of accrued and unpaid dividends thereon for the period from and after April 29, 1994, $11.00 and (ii) $11.00 in the case of shares of Series C Preferred Stock and Series F Preferred Stock, in each case subject to adjustment from time to time as provided below.

          (HERE ENDS THE TEXT OF AMENDED SECTION 6(B) OF ARTICLE III)

and it is further

  RESOLVED, that the Amendment shall have the further effect of replacing the text of Section 6(d) of Article III of the Restated Certificate of Incorporation, in its entirety, with the following text:

       Adjustment for Stock Splits and Combinations. If the Company at any time
       --------------------------------------------
     or from time to time after April 9, 1998 effects a subdivision of the outstanding Common Stock, the Conversion Price with respect to such Series of Preferred Stock then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after April 9, 1998 combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price with respect to each Series of Preferred Stock then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (HERE ENDS THE TEXT OF AMENDED SECTION 6(D) OF ARTICLE III)

and it is further

   RESOLVED, that the Amendment shall have the further effect of replacing the text of Section 6(l)(1) of Article III of the Restated Certificate of Incorporation, in its entirety, with the following text:

         Each share of Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price immediately prior to the closing of a Qualified Public Offering (as hereinafter defined), and the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company and its counsel to indemnify the Company from any loss incurred by it in connection with such certificates. A "Qualified Public Offering" shall mean (i) an underwritten public offering pursuant to that certain registration statement, Registration Number 333-50297, under the Securities Act of 1933, as amended, provided such offering shall be consummated on or before August 31, 1998; or (ii) an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company (A) in which the aggregate gross proceeds at the public offering price equals or exceeds $20,000,000 and (B) the public offering price equals or is not less than $40.00 per share of Common Stock, in each case appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock pursuant hereto.

      (HERE ENDS THE TEXT OF THE AMENDED SECTION 6(l)(1) OF ARTICLE III)

and it is further

  RESOLVED, that the Amendment shall have the further effect of adding the following new Section 11 immediately following Section 10 of Article III of the Restated Certificate of Incorporation:

  Section 11.  Preference Stock.
               ----------------

         The Company is authorized to issue shares of Preference Stock from time to time in one or more series as may from time to time be determined by the Board of Directors, each of such series to be distinctly designated. The voting powers, privileges, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preference Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, privileges, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

(a) The distinctive designation of, and the number of shares of Preference Stock that shall constitute such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased (but not above the total number of shares of Preference Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors.

(b) The rights in respect of dividends, if any, of such series of Preference Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Company, and whether such dividends shall be cumulative or noncumulative.

(c) The right, if any, of the holders of such series of Preference Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Company, and the terms and conditions of such conversion or exchange.

(d) Whether or not shares of such series of Preference Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preference Stock may be redeemed.

(e) The rights and preferences, if any, of the holders of such series of Preference Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company or in the event of any merger or consolidation of or sale of assets by the Company.

(f) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preference Stock.

(g) The voting powers, if any, of the holders of any series of Preference Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preference Stock or all series of Preference Stock as a class, to elect one or more directors of the Company generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preference Stock.

           (HERE ENDS THE TEXT OF THE NEW SECTION 11 OF ARTICLE III
                 OF THE RESTATED CERTIFICATE OF INCORPORATION)

and it is further

  RESOLVED, that the Board of Directors directs that the Amendment be presented to the stockholders of the Company for their approval;

and it is further

  RESOLVED, that the Board of Directors shall, and it hereby does, recommend that the stockholders of the Company approve the Amendment;

  SECOND: The Stockholders of the Company have duly adopted such resolutions by consent action effective as of May 18, 1998, in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law and the By-laws of the Company.

  IN WITNESS WHEREOF, JEEPERS! INC. has caused this certificate to be signed by Nabil N. El-Hage, its President, and attested by Kenneth J. Sanginario, its Secretary, on the 18th day of May, 1998.

                                    JEEPERS! INC.


                                    By: /s/ Nabil N. El-Hage
                                       -----------------------
                                        Nabil N. El-Hage
                                        President


ATTEST:


 /s/ Kenneth J. Sanginario
-------------------------------------
Kenneth J. Sanginario
Secretary